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                                                                     EXHIBIT 4.2

                  FORM OF NON-STATUTORY STOCK OPTION AGREEMENT

          THIS AGREEMENT, entered into this __ day of December, 1997, between Semtech Corporation, a Delaware Corporation (the "Company"), and ______________ (the "Optionee").

          NOW, THEREFORE, it is agreed as follows:

          1.  Grant of Option.  The Company hereby grants to the Optionee as of
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the date hereof the option to purchase all or any part of an aggregate of 5,000 shares of Stock (the "Option"). The Option is not intended to qualify as an incentive stock option under the Code.

          2.  Option Price.  The price to be paid for Stock upon exercise of the
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Option or any part thereof shall be $53.25 per share (the "Exercise Price").

          3.  Right to Exercise.  Subject to the conditions set forth in this
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Agreement, the right to exercise the Option shall accrue in accordance with
Schedule 1 attached hereto and hereby made a part hereof.

          4.  Securities Law Requirements.  No part of the Option shall be
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exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 (the "Act") or any other applicable requirement of Federal or State law has not been met.

          5.  Term of Option.  The Option shall terminate in any event on the
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earliest of (a) the ___ day of December, 2007 at 11:59 PM, (b) the expiration of the period described in Section 6 below, or (c) the expiration of the period described in Section 9 below.

          6.  Exercise Following Cessation of Service.  If the Optionee's
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service with the Company terminates for any reason, or no reason, whether voluntarily or involuntarily, with or without cause, other than death, disability or retirement, the Option may be exercised within ninety (90) consecutive days after the date of such cessation or until the expiration of the stated term of the Option, whichever period is shorter.

          7.  Exercise Following Death, Disability or Normal Board Retirement.
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If the Optionee's service with the Company ceases by reason of the Optionee's death, disability or normal board retirement, the right to exercise the Option shall immediately accrue in full and the Option shall, subject to Section 5 above, be exercisable for three (3) years after the date of cessation or until the expiration of the stated term of the Option, whichever period is shorter. If the Optionee dies or suffers a disability within the three-year period following normal board retirement, the Option shall remain fully exercisable for three (3) years after the death or disability or until the expiration of the
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stated term of the Option, whichever period is shorter. In case of death, the exercise may be made by the Optionee's designated beneficiary or, if no such beneficiary has been designated, by the Optionee's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President or Chairman of the Company.

          8.  Exercise Following Change of Control.  Notwithstanding any other
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provision to the contrary contained herein, in the event of a Change in Control
(as defined below), any outstanding Options shall automatically become fully vested and exercisable as of the date of the Change in Control, whether or not then exercisable, without any further action on the part of the Board or the stockholders. For purposes hereof, a "Change in Control" shall mean a merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the general voting power of the surviving or acquiring entity (or parent corporation thereof), or the sale of substantially all of the assets of the Company or a sale of more than 50% of the outstanding Common Stock of the Company by its shareholders in any single transaction or series of related transactions.

          9.  Time of Cessation of Service.  For the purposes of this Agreement,
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the Optionee's service shall be deemed to have ceased on the earlier of (a) the date when the Optionee's service in fact ceased or (b) except in the case of normal board retirement, the date when the Optionee gave or received written notice that his or her service is to cease.

          10.  Nontransferability.  The Option shall be exercisable during the
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Optionee's lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

          11.  Adjustments.  If the outstanding shares of Common Stock of the
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Corporation are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities, through merger, consolidation, sales of all or substantially all the property of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the number of shares provided in Section 1, and (ii) the option price of each share without

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change in the aggregate purchase price as to which the Options defined in
Section 1 remain exercisable.

          12.  Effect of Exercise.  Upon exercise of all or any part of the
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Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

          13.  Exercise of Option.  The Option may be exercised by delivering to
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the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Administrator and (b) full payment of the exercise price or each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The purchase price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Optionee having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Administrator in its sole and absolute discretion.

          14.  Withholding Taxes.  The Company may require the Optionee to
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deliver payment of any withholding taxes (in addition to the purchase price)
with respect to the difference between the purchase price and the fair market value of the Stock acquired upon exercise.

          15.  Issuance of Shares.  Subject to the foregoing conditions, the
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Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.

          16.  Rights as a Shareholder.  Neither the Optionee nor any other
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person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

          17.  Notices.  Any notice to the Company contemplated by this
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Agreement shall be addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

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          18.  Interpretation.  The interpretation, construction, performance
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and enforcement of this Agreement shall lie within the sole discretion of the
Board, and the Board's determinations shall be conclusive and binding on all interested persons.

          19.  Choice of Law.  This Agreement shall be governed by and construed
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in accordance with the internal substantive laws (not the law of choice of laws)
of the State of California.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                             SEMTECH CORPORATION,
                                             a Delaware corporation



___________________________________          By: ____________________________
            Optionee                             David G. Franz, Jr.
                                                 Vice President-Finance & CFO


___________________________________
(Please print Optionee's name)



___________________________________
      Optionee's Spouse*



___________________________________
(Please print spouse's name)


Optionee's state of residence:

*Include signature and name of Optionee's spouse if Optionee is married.

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                                   SCHEDULE 1


                               RIGHT TO EXERCISE

          Subject to the conditions set forth in this agreement, the right to exercise the Option shall accrue as follows:

                   Date                        No. of Shares
                   ----                        -------------
             December __, 1998                      1,667
             December __, 1999                      1,667
             December __, 2000                      1,666